CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of Putnam Investment Funds of our report dated November 4, 2019, relating to the financial statements and financial highlights, which appears in Putnam International Growth Fund’s Annual Report on Form N-CSR for the year ended September 30, 2019. We also consent to the references to us under the headings "Representations and warranties of the Acquired Fund" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
January 10, 2020